Exhibit 99.2

PC Connection, Inc.

EXECUTIVE BONUS PLAN

I.	PURPOSE OF THE PLAN

PC Connection, Inc. (the “Company”) has established this Executive Bonus Plan (the “Plan”) as an incentive program pursuant to which annual performance-based bonuses may be awarded to the Company’s eligible executive officers.

II.	ELIGIBLE PARTICIPANTS IN THE PLAN

Each of the Company’s named executive officers, within the meaning of the rules and regulations of the Securities and Exchange Commission, is eligible to participate in this Plan. In addition, other executive officers may be determined from time to time to be eligible to participate in the Plan.

III.	ADMINISTRATION OF THE PLAN

3.1	The Plan has been adopted by the Company’s Board of Directors, (the “Board”), effective January 1, 2008. The Compensation Committee of the Board (the “Committee”) shall, through its Subcommittee consisting solely of outside directors within the meaning of Section 162(m) of the Internal Revenue Code, administer the Plan and shall periodically review it and make determinations with respect to the application of specific performance measures in the determination of incentive compensation. Consolidated net income, however, shall always be one of the performance measures under the Plan. All references in this document to actions by the Committee shall be appropriately supported as necessary by corresponding actions taken by the Subcommittee.

3.2	Each fiscal year that the Plan is in effect is referred to as a “Plan Year.” Within 90 days after the beginning of each Plan Year, the Compensation Committee will establish specific performance measures for the payment of bonus awards for that Plan Year. For each Plan Year, the performance measures will include the attainment of a certain minimum level of consolidated net income and may also be based on one or more of the following additional quantifiable performance measures selected by the Committee: consolidated SG&A expenses; earnings per share; operating income; gross revenue; profit margins; stock price targets or stock price maintenance; working capital; free cash flow, cash flow; return on equity; return on capital or return on invested capital; earnings before interest, taxes, depreciation, and amortization (EBITDA); and strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures. The precise annual amounts and bonus allocation percentages with respect to each performance measure will also be established by the Committee.

3.3	Performance measures are generally based on the Company’s operating forecasts. However, the Committee may determine, in its sole discretion, that significant unusual or extraordinary items should or should not be included in determining whether the performance measures have been met.

IV.	CALCULATION AND PAYMENT OF BONUS AWARDS

4.1	Bonuses are calculated as a percentage of the participating executive’s annual base salary. Base-level bonuses are set as follows:

•	Chief Executive Officer	100% of base salary
•	President	100% of base salary
•	Executive Vice President	100% of base salary
•	Senior Vice President	50% of base salary

4.2

Actual bonus payouts may be higher or lower than the base-level amounts, depending on the degree to which the individual performance measures are met or exceeded. Each performance measure is subject to a multiplier table which determines the extent to which that portion of the bonus is paid out. Awards relating to net income can range from 50% to 170% of the corresponding base bonus; however, no awards are granted for net income below 90% of target. Awards relating to other performance measures established by the Committee are subject to the multiplier percentages selected by the Committee. The maximum bonus award payable to a participating executive for any Plan Year is 170% of that executive’s annual base salary and in no event will exceed $1 million.

4.3	At the end of each Plan Year, the Committee shall, in consultation with the Chief Executive Officer, determine the amount, if any, to be paid to each participating executive based on the extent that the performance measures for that Plan Year were achieved and shall authorize payment by the Company, in cash or other consideration or combination thereof, to such participating executive; provided that the Committee may use negative discretion to decrease (but not increase) the amount of any bonus award otherwise payable to any participating executive under the Plan.

4.4	Bonus awards shall be paid only to individuals who continue in the Company’s employ through the bonus payment date, unless otherwise approved by the Committee (which may be in consultation with the Chief Executive Officer); provided that no bonus (whether prorated or full) will be paid unless all of the applicable requirements set forth in this Plan are met, including without limitation that the Committee determines that all of the performance measures for the applicable Plan Year have been met and authorizes the payment of bonus awards.

4.5	Any payment to which an executive becomes entitled under the Plan shall be subject to the Company’s collection of all applicable federal and state income and employment withholding taxes.

4.6	Any bonus awards determined under the Plan will be paid to participating executives in cash or other consideration within 2 1/2 months following the end of the applicable Plan Year.

V.	GENERAL PROVISIONS

5.1	The Plan is effective as of January 1, 2008, and the initial bonuses will be established based on performance measures relating to the Company’s 2008 fiscal year. The Plan is subject to stockholder approval. Once approved, the Board may at any time amend, suspend, or terminate the Plan, provided such action is effected by written resolution; however, amendments to the Plan requiring stockholder approval under the Internal Revenue Code or SEC regulations require stockholder approval.

5.2	No bonuses awarded under the Plan shall actually be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an unfunded and unsecured obligation of the Company. Plan participants shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

5.3	No Plan participant shall have the right to alienate, pledge or encumber his/her interest in any bonus award to which he/she may become entitled under the Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the employee’s creditors or to attachment, execution or other process of law.

5.4	Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Committee, nor any provision of the Plan shall be construed so as to grant any person the right to remain in the employ of the Company for any period of specific duration. Rather, each employee of the Company will be employed “at-will,” which means that either such employee or the Company may terminate the employment relationship of that individual at any time for any reason, with or without cause.

5.5	The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

AMENDMENT NO. 1 TO

EXECUTIVE BONUS PLAN

The Executive Bonus Plan (the “Plan”) of PC Connection, Inc. is hereby amended by deleting Section 4.2 in its entirety and replacing it with the following:

“4.2 Actual bonus payouts may be higher or lower than the base-level amounts, depending on the degree to which the individual performance measures are met or exceeded. Each performance measure is subject to a multiplier table which determines the extent to which that portion of the bonus is paid out. Awards relating to net income can range from 50% to 170% of the corresponding base bonus; however, no awards are granted for net income below 90% of target. Awards relating to other performance measures established by the Committee are subject to the multiplier percentages selected by the Committee. The maximum bonus award payable to a participating executive for any Plan Year is 170% of that executive’s annual base salary and in no event will exceed $2 million.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on April 14, 2011, and approved by shareholders on May 25, 2011.

AMENDMENT NO. 2 TO

EXECUTIVE BONUS PLAN

The Executive Bonus Plan (the “Plan”) of PC Connection, Inc. is hereby amended by:

1. Deleting Section 4.1 in its entirety and replacing it with the following:

“4.1 Bonuses are calculated as a percentage of the participating executive’s annual base salary. Base-level bonuses are set as follows:

•	Chief Executive Officer	100% of base salary
•	President	100% of base salary
•	Chief Administrative Officer	75% of base salary
•	Chief Financial Officer	75% of base salary
•	Executive Vice President	75% of base salary
•	Senior Vice President	50% of base salary

2. Deleting Section 4.3 in its entirety and replacing it with the following:

“4.3 At the end of each Plan Year, the Committee shall determine the amount, if any, to be paid to each participating executive based on the extent that the performance measures for that Plan Year were achieved and shall authorize payment by the Company, in cash or other consideration or combination thereof, to such participating executive; provided that the Committee may use negative discretion to decrease (but not increase) the amount of any bonus award otherwise payable to any participating executive under the Plan.”

3. Deleting Section 4.4 in its entirety and replacing it with the following:

“4.4 Bonus awards shall be paid only to individuals who continue in the Company’s employ through the bonus payment date, unless otherwise approved by the Committee; provided that no bonus (whether prorated or full) will be paid unless all of the applicable requirements set forth in this Plan are met, including without limitation that the Committee determines that all of the performance measures for the applicable Plan Year have been met and authorizes the payment of bonus awards.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on April 5, 2013, and approved by shareholders on May 22, 2013.